Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

The Supervisory Board

ING Groep N.V.:

We consent to the incorporation by reference in the registration statements (Nos. 333-92220, 333-81564, 333-108833, 333-125075, 333-137354, 333-149631, 333-158154, 333-158155,  333-165591, 333-168020,333-172919, 333-172920, 333-172921 and 333-215535) on Form S-8 and in the registration statement (No. 333-202880) on Form F-3 of ING Groep N.V. of our reports dated March 5, 2018, with respect to the consolidated statements of financial position of ING Groep N.V. as of December 31, 2017 and 2016, and the related consolidated statements of profit or loss, comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 20-F of ING Groep N.V.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

March 8, 2018